Exhibit 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

MAGNA ENTERTAINMENT CORP.

ANNOUNCES NOTICE OF EVENT OF DEFAULT

Aurora, ON, February 27, 2009 - Magna Entertainment Corp. (“MEC” or “the Company”) (NASDAQ: MECA; TSX: MEC.A) today announced that it has received written notice from its lenders that Pimlico Racing Association, Inc., Laurel Racing Association Limited Partnership, Laurel Racing Assoc., Inc. and The Maryland Jockey Club of Baltimore City, Inc. (collectively “MJC”), each a subsidiary of MEC, are in default under the PNC Bank, National Association (“PNC Bank”) loan agreement for failure to comply with certain financial covenants relating to the financial position and results of operation of MJC and related entities.  PNC Bank has informed MEC that it has chosen not to exercise its rights and remedies under such loan agreement at this time as a consequence of this event of default, but may choose to do so at any time in the future without any further written notice.  In addition, MEC has previously notified Wells Fargo Bank, National Association and a Canadian chartered bank with which MEC has a US$40 million credit facility that MEC or certain of its subsidiaries have not met certain financial covenants of the loan agreements with such lenders.  To date, such lenders have not exercised their default-related rights under their respective loan agreements.

ABOUT MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV(R), a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, the eligibility of MEC and its subsidiaries to comply with the terms and conditions and meet the obligations of its various loan arrangements and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s forward-looking statements include, but may not be limited to, the risk that the Company and MID fail to successfully agree upon any alternative transaction to the reorganization proposal previously announced on November 26, 2008 and material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; the Company’s ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of the Company’s non-racetrack operations, such as broadcasting ventures; and the Company’s ability to develop, execute or finance the Company’s strategies and plans within expected timelines or budgets.  In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that we will continue with our efforts to implement our September 2007 adopted plan to eliminate the Company’s debt, although not on the originally contemplated time schedule, negotiate and close, on acceptable terms, one or more core asset sale transactions, comply with the terms of and/or obtain waivers or other concessions from our lenders and refinance or repay on maturity our existing financing arrangements (including a senior secured revolving credit facility with a Canadian chartered bank, the new loan that a subsidiary of MID (“MID Lender”) made available to MEC on December 1, 2008 and the bridge loan from MID Lender, possibly obtain additional financing on acceptable terms to fund our ongoing operations and there will not be any material further deterioration in general economic conditions or any further significant decline in the popularity of horse racing and other gaming activities beyond that which has already occurred in the current economic downturn; nor any material adverse changes in weather and other environmental conditions at our facilities, the regulatory environment or our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

SOURCE: Magna Entertainment Corp.

Blake Tohana, Executive Vice-President and Chief Financial Officer, Magna Entertainment Corp., 337 Magna Drive, Aurora, ON L4G 7K1, Tel: 905-726-7493, www.magnaent.com